UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Suite 400 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Credit Facility

On July 6, 2006, Rainmaker Systems, Inc. executed a further amendment to its secured revolving line of credit (the “Revolving Credit Facility”) with the company’s lender, Bridge Bank. The amendment extends the maturity date of the Revolving Credit Facility from December 10, 2006 to October 10, 2007. The amount of credit available to the company remains at $4,000,000 with a $1,000,000 subfacility for standby letters of credit, and the interest rate for any advances under the Revolving Credit Facility remains at the prime lending rate, currently at 8.25%. As of July 10, 2006, the company had no borrowings under the Revolving Credit Facility and had three undrawn letters of credit outstanding under the Revolving Credit Facility in the aggregate face amount of $925,000.

The amended Revolving Credit Facility is secured by substantially all of Rainmaker’s consolidated assets including intellectual property. Rainmaker must comply with certain financial covenants, including maintaining a minimum quick ratio and maintaining unrestricted cash of $2.75 million with Bridge Bank, reducing from time to time to the outstanding amount of Rainmaker’s Term Loan and June 2005 Term Loan referenced below rounded upwards to the nearest $250,000 increment. Prior to this amendment, we were required to maintain minimum cash of $3.0 million. Beginning June 30, 2006, we are now also required to maintain a specified minimum net income and minimum debt service coverage ratio.

The amended Revolving Credit Facility contains customary covenants that will, subject to limited exceptions, limit Rainmaker’s ability to, among other things, (i) create liens; (ii) make capital expenditures; (iii) pay cash dividends; and (iv) merge or consolidate with another company. The amended Revolving Credit Facility provides for customary events of default, including nonpayment, breach of covenants, payment defaults of other indebtedness, and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the amended Revolving Credit Facility.

In addition to the amendment to our Revolving Credit Facility, our lender agreed to reduce the interest rates for our two outstanding Term Loans from prime plus 1.0% to prime, currently at 8.25%. The first Term Loan (the “Term Loan”) was funded in the amount of $3.0 million in February 2005. The second Term Loan (the “June 2005 Term Loan”) was funded in the amount of $1.5 million in June 2005. In addition to accrued interest, the company makes monthly principal payments of $83,000 and $42,000 on the Term Loan and the June 2005 Term Loan, respectively. At July 10, 2006, the principal outstanding on the Term Loan and the June 2005 Term were $1.7 million and $1.0 million, respectively.

Item 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Change in Terms Agreements and Modification to Business Loan Agreement, each dated as of July 6, 2006 between RAINMAKER SYSTEMS, INC. and BRIDGE BANK, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 10, 2006		/s/ STEVE VALENZUELA
(Signature)

	By:	STEVE VALENZUELA
	Title:	Chief Financial Officer

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